 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

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ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets, and related Item 1.01 Entry into a Material Definitive Agreement and Item 1.02 Termination of a Material Definitive Agreement

On May 26, 2016, ZAIS Financial Corp. (the “Company”) entered into a contract providing for and completed the sale of certain seasoned, re-performing mortgage loans with an unpaid principal balance of $430.7 million to Citigroup Global Markets Realty Corporation (“CGMRC”) for $362.0 million. The sale price was determined as a sum of (i) a percentage of the unpaid principal balance of the loans sold, (ii) accrued interest and (iii) outstanding, recoverable servicing advances. Certain of these loans were purchased by a subsidiary of the Company from CGMRC, pursuant to a Master Mortgage Loan Sale Agreement, dated as of May 31, 2013 and filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Affiliates of CGMRC are financial institutions and have provided, and may in the future provide, a variety of other services to the Company for which they received or will receive customary fees and expenses. In particular, certain of these affiliates provide financing to subsidiaries of the Company through repurchase agreements secured by residential mortgage-backed securities and provided financing for mortgage loans through the terminated repurchase agreement described below. Additionally, an affiliate of CGMRC acted as co-lead manager on the Company's initial public offering (“IPO”) and has provided equity research coverage since the IPO.

The Company used $267.2 million out of the proceeds from the sale of the mortgage loans described above to repay the outstanding balance under its master repurchase agreement dated May 30, 2013 with Citibank N.A. (the “Master Repurchase Agreement”), which was used to finance the purchase of such loans. Accordingly, on May 26, 2016, the Company terminated the Master Repurchase Agreement. The terms of the Master Repurchase Agreement were described in the Company's Form 8-Ks filed on June 4, 2013 and March 28, 2014 in connection with its entry into, and amendment of, such agreement, respectively.

The completion of the loan sale described above is a condition to the completion of the transactions contemplated by the previously announced merger agreement dated April 6, 2016, as amended on May 9, 2016, pursuant to which the Company will combine (the “Mergers”) with Sutherland Asset Management Corporation, a privately held commercial mortgage REIT (“Sutherland”).

In connection with the Mergers, the Company filed a registration statement on Form S-4 (File No. 333-211251) with the Securities and Exchange Commission (the “SEC”) that included a preliminary joint proxy statement/prospectus, and will file other relevant documents concerning the Mergers. The registration statement on Form S-4 has not yet been declared effective by the SEC and is subject to revisions, some of which may be significant. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SUTHERLAND AND THE MERGERS.

Investors and stockholders of the Company and Sutherland may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company's website at www.zaisfinancial.com. The Company's stockholders may also contact ZAIS Investor Services for additional information by calling 212-827-3773 or emailing mmeek@mww.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

The Company, Sutherland and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's and Sutherland's stockholders in respect of the proposed Mergers. Information regarding the Company's directors and executive officers can be found in the Company's Annual Report on Form 10-K filed with the SEC on March 10, 2016, as amended by its Form 10-K/A filed on April 29, 2016. Information regarding Sutherland's directors and executive officers can be found in the Company's registration statement on Form S-4 filed with the SEC. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the Mergers if and when they become available. These documents are available free of charge on the SEC's website and from the Company or Sutherland, as applicable, using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS FINANCIAL CORP.

	By:	/s/ Michael Szymanski
		Name:	Michael Szymanski
		Title:	Chief Executive Officer

Date: June 1, 2016